SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 14, 2004

TEXLAND DRILLING PROGRAM-1981, LTD.

(Exact Name of Registrant)

Texas

(State or other jurisdiction of incorporation or organization)

Commission File Number 2-71865

75-1791491

(IRS Employer Identification Number)

777 Main Street, Suite 3200, Fort Worth, Texas 76102

(Address of Executive Offices)

Registrant’s Telephone Number (817) 336-2751

Item 4. Change in Registrant’s Certifying Accountant

(a)	On January 14, 2004, the accounting firm of Sproles Woodard L.L.P., previously the certifying accountant for Texland Drilling Program 1981, Ltd., was engaged to assist the Registrant in the performance of certain internal audit functions. As a result, Sproles Woodard L.L.P. will no longer serve as the Partnership’s certifying accountant. During the two most recent years and subsequent interim periods, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope or procedures between the Registrant and Sproles Woodard L.L.P. The relationship was changed because the Registrant determined that it was in its best interest to enhance its internal audit activities due to the increased reporting requirements of the Sarbanes-Oxley Act.

(b)	A letter from Sproles Woodard L.L.P. to the Securities and Exchange Commission stating that it agrees with the above statements is attached as an exhibit.

(c)	The report of Sproles Woodard L.L.P. on the Registrant’s financial statements as of and for the years ended December 31, 2002 and 2001 did not contain an adverse, qualified or disclaimer of opinions.

(d)	On January 14, 2004, the Registrant engaged Weinstein Spira & Company P.C. as its independent auditors for the fiscal year ending December 31, 2003. At no time preceding January 14, 2004 has the Registrant (or anyone on behalf of the Registrant) consulted with Weinstein Spira & Company PC on matters regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

16.	Letter, dated January 15, 2004 from Sproles Woodard L.L.P. to the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 14, 2004.

TEXLAND DRILLING PROGRAM-1981, LTD. Registrant

By	/s/ M. E. Chapman

M. E. Chapman, Vice President—Finance Texland Petroleum, L.P.

By	/s/ R. J. Schumacher

R. J. Schumacher, Vice President Texland Petroleum, L.P.

By	/s/ J. N. Namy

J. N. Namy, President & C.E.O. Texland Petroleum, L.P.

By	/s/ J. H. Wilkes

J. H. Wilkes, President & C.O.O. Texland Petroleum, L.P.

EXHIBIT INDEX

No.	Description

16	Letter dated January 15, 2004 from Sproles Woodard L.L.P. to the Securities and Exchange Commission

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